EXHIBIT 8.1

LIST OF SUBSIDIARIES

The following table lists our subsidiaries and their jurisdiction of incorporation as of June 30, 2017:

Subsidiaries	Country of Incorporation
Direct equity interest of Cresud:
Brasilagro-Companhia Brasileira de Propiedades Agr’colas (1)	Brazil
Sociedad Anónima Carnes Pampeanas S.A. (2)	Argentina
Futuros y Opciones.Com S.A.	Argentina
Helmir S.A.	Uruguay
IRSA Inversiones y Representaciones Sociedad Anónima (2)	Argentina
Agropecuaria Santa Cruz S.A.	Uruguay
Interest indirectly held through BrasilAgro:
Araucária Ltda.	Brazil
Cajueiro Ltda.	Brazil
Ceibo Ltda.	Brazil
Cremaq Ltda.	Brazil
Engenho de Maracajú Ltda.	Brazil
Flamboyant Ltda.	Brazil
Jaborandi Agr’cola Ltda.	Brazil
Jaborandi Propriedades Agr’colas S.A.	Brazil
Mogno Ltda.	Brazil
Interest indirectly held through Futuros y Opciones.Com. S.A.:
Amauta Agro S.A. (3)	Argentina
FyO Acopio S.A. (3)	Argentina
FyO Chile SPA	Chile
Interest indirectly held through Agropecuaria Santa Cruz S.A.:
Agropecuaria Acres del Sud S.A. (2)	Bolivia
Ombú Agropecuaria S.A.	Bolivia
Yatay Agropecuaria S.A.	Bolivia
Yuchán Agropecuaria S.A. (2)	Bolivia
Sedelor S.A.	Uruguay
Codalis S.A.	Uruguay
Alafox S.A.	Uruguay

(1)
The Group exercises “de facto control” over Brasilagro as a result of (i) the percentage and concentration of voting rights of the Group, as well as potential voting rights of warrants held by the Group and the absence of other shareholders with significant voting rights, (ii) the absence of a voting agreement among the other shareholders to vote together as a group, (iii) the record of attendance to Shareholders’ Meetings and the record of votes casted by the other shareholders; and (iv) the effective control exercised by the Group to direct Brasilagro’s activities through its seat in the Board of Directors. See Note 7 for further information regarding to Brasilagro.
(2)
Includes interest indirectly held through Helmir.
(3)
Includes interest directly held through Cresud.

Interest indirectly held through IRSA:
IRSA CP (1)	Argentina
E-Commerce Latina S.A.	Argentina
Efanur S.A.	Uruguay
Hoteles Argentinos S.A.	Argentina
Inversora Bol’var S.A.	Argentina
Llao Llao Resorts S.A. (2)	Argentina
IRSA – Galer’as Pac’fico S.A. Unión Transitoria	Argentina
Nuevas Fronteras S.A.	Argentina
Palermo Invest S.A.	Argentina
Ritelco S.A.	Uruguay
Solares de Santa Mar’a S.A. (3)	Argentina
Tyrus S.A.	Uruguay
Unicity S.A. (3)	Argentina
Interest indirectly held through IRSA CP:
Arcos del Gourmet S.A.	Argentina
Emprendimiento Recoleta S.A.	Argentina
Fibesa S.A. (4)	Argentina
Panamerican Mall S.A.	Argentina
Shopping Neuquén S.A.	Argentina
Torodur S.A.	Uruguay
EHSA	Argentina
Interest indirectly held through Tyrus S.A.:
DFL (4)	Bermudas
I Madison LLC	United States
IRSA Development LP	United States
IRSA International LLC	United States
Jiwin S.A.	Uruguay
Liveck S.A.	Uruguay
Real Estate Investment Group IV LP (REIG IV)	Bermudas
Real Estate Investment Group V LP	Bermudas
Real Estate Strategies LLC	United States
Interest indirectly held through Efanur S.A.:
Real Estate Strategies LP	Bermudas
Interest indirectly held through DFL.
IDB Development Corporation Ltd.	Israel
Interest indirectly held through IDBD:
Discount Investment Corporation Ltd. (5)	Israel
IDB Tourism (2009) Ltd.	Israel
IDB Group Investment Inc.	Israel
Interest indirectly held through DIC:
Property & Building Corporation Ltd.	Israel
Shufersal Ltd.	Israel
Koor Industries Ltd.	Israel
Cellcom Israel Ltd. (6)	Israel
Elron Electronic Industries Ltd.	Israel
Bartan Holdings and Investment Ltd.	Israel
Epsilon Investment House Ltd.	Israel

(1)
Includes interest indirectly held through Tyrus S.A.
(2)
The Group has consolidated the investment in Llao Llao Resorts S.A. considering its equity and a shareholder agreement that confers it majority of votes in the decision making process.
(3)
Were merged on July 1, 2015.
(4)
Includes interest held through Ritelco S.A.
(5)
Includes Tyrus's equity interest held through DFL.
(6)
DIC considers it exercises effective control over Cellcom because DIC is the group with the higher percentage of votes vis-à-vis other shareholders, also taking into account the historic voting performance in the Shareholders’ Meetings.